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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Medicis Pharmaceutical Corporation of our report dated August 6, 1999, included in the 1999 Annual Report to Shareholders of Medicis Pharmaceutical Corporation.

Our audit also included the financial statement schedule of Medicis Pharmaceutical Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45573) pertaining to the 1988 and 1990 Stock Option Plans, in the Registration Statement (Form S-8 No. 33-88590) pertaining to the 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-311419) pertaining to the 1995 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-333647) pertaining to the 1996 Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-81647) pertaining to the 1998 Stock Option Plan of Medicis Pharmaceutical Corporation of our report dated August 6, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Medicis Pharmaceutical Corporation.


                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------

Phoenix, Arizona
September 24, 1999